NATROL, INC.
POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints the Corporate Secretary and/or
Director of Human Resources of Natrol, Inc., signing singly, the undersigned's agent to:

1. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and / or director of Natrol, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules there under;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such agent, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such agent may approve in such agent's discretion.

The undersigned hereby grants to each such agent full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such agent or agent's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing agent, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing agent.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be filed and executed as of this 9th day of, March 2006.

/s/Craig Cameron
Craig Cameron
Chief Operating Officer